Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"ZHANGWO USA HOLDINGS GROUP, INC.", A DELAWARE CORPORATION,

WITH AND INTO "ALPINE ALPHA 3, LTD" UNDER THE NAME OF "CHINA BUS GROUP COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF MAY, A.D. 2011, AT 7:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4449913 8100M

AUTHENTICATION: 8808216

110651776

DATE: 06-03-11

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:02 PM 05/27/2011
FILED 07:07 PM 05/27/2011
SRV 110651776 - 4449913 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING
Zhangwo USA Holdings Group, Inc.
INTO
Alpine Alpha 3, LTD

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Alpine Alpha 3, LTD, a corporation incorporated on the 31st day of October, 2007, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of Zhangwo USA Holdings Group, Inc., a corporation incorporated on the 30th day of August, 2010 A.D., pursuant to the provisions of the Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 22nd day of April, 2011 A.D., determined to and did merge into itself said Zhangwo USA Holdings Group, Inc., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 90% of the outstanding stock of Zhangwo USA Holdings Group, Inc., a corporation organized and exiting under the laws of Delaware, and

WHEREAS this corporation desires to merge into itself the said Zhangwo USA Holdings Group, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Zhangwo USA Holdings Group, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Zhangwo USA Holdings Group, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 2nd day of June, 2011 A.D.

By: ______________________
Authorized Officer

Name: Zhangwo Xu
Print or Type

Title: Chief Executive Office

(Insert if applicable)

FURTHER RESOLVED that Alpine Alpha 3, LTD relinquishes its corporate name and assumes in place thereof the name China Bus Group Company.